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                                  EXHIBIT 99.5

                          Letter of Grant Thornton LLP
                   pursuant to Item 304(a) of Regulation S-K

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                         [GRANT THORNTON LETTERHEAD]


May 9, 1996

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549



RE:     Kenwood Savings and Loan Association
        Commission File No. 333-2698

Gentlemen:

We have reviewed the disclosures under the heading "Change in Accountants" in the prospectus of the above referenced registrant's registration statement on Form S-1. We agree with such disclosure insofar as it pertains to matters between this firm and the registrant.

Very truly yours.

GRANT THORNTON LLP

/s/ RON J. COPHER
- ---------------------
Ron J. Copher
Partner

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